Exhibit 99.(d)

INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT, dated September 29, 2006, between BlackRock Bond Allocation Target Shares (the “Trust”), a Delaware statutory trust, and BlackRock Advisors, LLC (the “Advisor”), a Delaware limited liability company.

WHEREAS, the Advisor has agreed to furnish investment advisory services to each Series of the Trust specified on Annex A hereto (each, a “Fund”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.             In General.  The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the Trust with respect to the investment of the assets of each of the Funds and to supervise and arrange for the day-to-day operations of each of the Funds and the purchase of securities for and the sale of securities held in the investment portfolio of each of the Funds.

2.             Duties and Obligations of the Advisor with Respect to Investment of Assets of the Trust.  Subject to the succeeding provisions of this section and subject to the direction and control of the Trust’s Board of Trustees, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Fund’s assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for each of the Funds and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of each of the Funds; (ii) supervise continuously the investment program of each Fund and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of each of the Funds; and (iv) provide investment research to each of the Funds.

3.             Sub-Advisors.  The Advisor may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisors, including, without limitation, affiliates of the Advisor, to perform investment advisory services with respect to each of the Funds; provided, however, that the compensation of such person or persons, if any, shall be paid by the Advisor and that the Advisor shall be as fully responsible to the Trust for the acts and omissions of any sub-advisor as it is for its own acts and omissions.  The Advisor may terminate any or all sub-advisors in its sole discretion at any time to the extent permitted by applicable law.

4.             Covenants.  In the performance of its duties under this Agreement, the Advisor:

(a)           shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and all applicable Rules and Regulations of the Securities and Exchange Commission (the “SEC”); (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust, as amended and restated, and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of each Fund as set forth in the Trust’s Registration Statement on Form N-1A; and (v) any policies and determinations of the Board of Trustees of the Trust;

(b)           will place orders either directly with the issuer or with any broker or dealer.  Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders.  In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency.  Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Trust and other clients of the Advisor or any sub-advisor.  Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder.  A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of the Advisor and any sub-advisor to the Trust and their other clients and that the total commissions paid by each Fund will be reasonable in relation to the benefits to such Fund over the long-term.  In no instance, however, will the Trust’s securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Advisor may select brokers and dealers with which it or the Trust is affiliated;

(c)           will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates.  When the Advisor makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for such Fund’s account are customers of the commercial departments of its affiliates; and

(d)           will treat confidentially and as proprietary information of the Trust all records and other information relative to each of the Funds, and each Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

5.             Services Not Exclusive.  Nothing in this Agreement shall prevent the Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

6.             Books and Records.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request.  The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

7.             Agency Cross Transactions.  From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy.  Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent.  This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client.  The SEC has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance.  By execution of this Agreement, the Trust authorizes the Advisor or its affiliates to participate in agency cross transactions involving an Account.  The Trust may revoke its consent at any time by written notice to the Advisor.

8.             Expenses.  During the term of this Agreement, the Advisor will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Trust who are affiliated persons (as defined in the 1940 Act) of the Advisor.  In addition, the Advisor will be responsible for the payment of, or reimburse the Trust for, all fees and expenses incurred by the Trust, except fees and expenses incurred by the Trust with respect to extraordinary expenses.

9.             Compensation of the Advisor.  The Advisor shall not receive an advisory fee for the investment advisory or other services that it provides to the Trust pursuant to this Agreement.

10.           Indemnity.  (a)  The Trust hereby agrees to indemnify the Advisor, and each of the Advisor’s directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Advisor’s request as director, officer, partner, member, trustee or the like of another entity) (each such person being an “Indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee’s action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Trust or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee’s action was in the best interest of the Trust and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecutionof such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Trust.

(b)           The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the trustees of the Trust determine that the facts then known to them would not preclude indemnification.  In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee-undertaking, (B) the Trust shall be insured against losses arising by reason of any lawful advance, or (C) a majority of a quorum consisting of trustees of the Trust who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”) or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

(c)           All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.  All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.

The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

11.           Limitation of Liability.  (a)  The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by Advisor or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b)           Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section 5.1 of Article V of the Declaration of Trust, as amended and restated, this Agreement is executed by the Trustees and/or officers of the Trust, not individually but as such Trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the Trustees or Shareholders individually but bind only the estate of the Trust.

12.           Duration and Termination.  This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to any Fund set forth on Annex A as of the date hereof as provided herein, shall continue in effect for a period of two years with respect to such Fund.  New Funds may be added to Annex A by resolution of the Board of Trustees, approval by the shareholder or shareholders of such Fund and acceptance by the Advisor and this agreement with respect to each subsequent Fund shall become effective as of such time and, unless sooner terminated with respect to such Fund as provided herein, shall continue in effect for a period of two years with respect to such Fund.  Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust’s Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.  Notwithstanding the foregoing, this Agreement may be terminated by the Trust with respect to any or all the Funds at any time, without the payment of any penalty, upon giving the Advisor 60 days’ notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the relevant Fund or Funds at the time outstanding and entitled to vote, or by the Advisor on 60 days’ written notice (which notice may be waived by the Trust).  This Agreement will also immediately terminate in the event of its assignment.  (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

13.           Notices.  Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

14.           Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  Any amendment of this Agreement shall be subject to the 1940 Act.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

16.           Use of the Name BlackRock.  The Advisor has consented to the use by the Trust of the name or identifying word “BlackRock” in the name of the Trust.  Such consent is conditioned upon the employment of the Advisor as the investment advisor to the Trust.  The name or identifying word “BlackRock” may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates.  The Advisor may require the Trust to cease using “BlackRock” in the name of the Trust or any Fund if the Trust or any Fund ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor of the Funds.

17.           Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

18.           Counterparts.  This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

BLACKROCK BOND ALLOCATION
TARGET SHARES

By:
Name:
Title:

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

ANNEX A

Series of BlackRock Bond Allocation Target Shares

1)     BATS: Series S Portfolio
2)     BATS: Series C Portfolio
3)     BATS: Series M Portfolio
4)     BATS: Series P Portfolio
5)     BATS: Series I Portfolio